                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported) October 31, 2001

                        ARCHSTONE-SMITH OPERATING TRUST
             (Exact Name of Registrant as Specified in its Charter)

                                    Maryland
                 (State or Other Jurisdiction of Incorporation)


            1-10272                                   74-6056896
---------------------------------         --------------------------------------
    (Commission File Number)               (I.R.S. Employer Identification No.)


7670 South Chester Street, Englewood, CO                80112
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)             (Zip Code)


                                (303) 708-5959
             (Registrant's Telephone Number, Including Area Code)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired

None.

(b)  Pro Forma Financial Statements

Pro Forma Condensed Combined Financial Statements of Archstone-Smith Operating Trust as of September 30, 2001, for the nine-month period ended September 30, 2001 and for the year ended December 31, 2000

(c)  Exhibits

None

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        ARCHSTONE-SMITH OPERATING TRUST


     Dated: February, 12, 2002               By: Mark Schumacher
                                             -----------------------------------
                                             Senior Vice President
                                             and Controller

                        ARCHSTONE-SMITH OPERATING TRUST

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Archstone-Smith Operating Trust Pro Forma Condensed Combined Financial Statements............      2
Pro Forma Condensed Combined Balance Sheet as of September 30, 2001 (Unaudited)..............      3
Pro Forma Condensed Combined Statement of Earnings From Operations for the nine months
 ended September 30, 2001 (Unaudited)........................................................      4
Pro Forma Condensed Combined Statement of Earnings From Operations for the year  ended
 December 31, 2000 (Unaudited)...............................................................      5
Notes to Pro Forma Condensed Combined Financial Statements (Unaudited).......................      6

                        ARCHSTONE-SMITH OPERATING TRUST

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                  (Unaudited)


  The accompanying unaudited pro forma condensed combined financial statements set forth Archstone Communities Trust ("Archstone") and Charles E. Smith Residential Realty L.P. ("Smith Partnership") as a combined entity, giving effect to the partnership merger as if it had occurred on the dates indicated below and after giving effect to certain pro forma adjustments. The merger was completed on October 31, 2001 and was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations". To facilitate the transaction, Archstone was reorganized into an umbrella partnership real estate investment trust, or "UPREIT", structure through a series of merger transactions and was renamed Archstone-Smith Operating Trust (the "Operating Trust"). The transactions involved in the conversion of the Operating Trust from a REIT to an UPREIT structure were accounted for at historical cost since there was no change in ownership associated with the reorganization. Archstone-Smith Trust and the Operating Trust were the surviving entities resulting from these transactions. In accordance with the terms of the agreement, each outstanding Smith Partnership common unit was converted into the right to receive 1.975 Operating Trust common units and each outstanding preferred unit of Smith Partnership was converted into the right to receive a corresponding series of preferred units of the Operating Trust.

  In addition to the partnership merger, the accompanying unaudited pro forma condensed combined financial statements also present the pro forma impact of certain acquisitions and dispositions of operating communities by Smith Partnership during 2000. This investment activity was previously reported in Smith Partnership's Form 8-K dated October 25, 2000 which is incorporated herein by reference.

     The accompanying unaudited pro forma condensed combined statement of earnings from operations for the nine months ended September 30, 2001 is presented as if the partnership merger had been consummated on January 1, 2000. The accompanying unaudited pro forma condensed combined statement of earnings from operations for the year ended December 31, 2000 is presented as if the partnership merger and the 2000 Smith Partnership acquisition and disposition transactions had been consummated on January 1, 2000. The accompanying unaudited pro forma condensed combined balance sheet is presented as if the partnership merger had occurred on September 30, 2001. In the opinion of management, all material adjustments necessary to reflect the effects of these transactions and related assumptions have been made. However, certain assumptions are subject to adjustments or true-up based on events and transactions settled subsequent to September 30, 2001.

  The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Archstone and Smith Partnership, as set forth in the Archstone-Smith Trust quarterly report on form 10-Q for the nine month period ended September 30, 2001 and the Smith Partnership third quarter interim financial information filed on the Archstone-Smith Operating Trust 8-K dated November 30, 2001, and 2000 annual reports on Form 10-K for Archstone and Smith Partnership. The pro forma unaudited condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of what the actual combined financial position or results of operations of Archstone and Smith Partnership would have been for the periods presented, nor do they purport to represent the forecasted results of future periods.

                        ARCHSTONE-SMITH OPERATING TRUST
                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

                              September 30, 2001
                    (In thousands, except per unit amounts)
                                  (Unaudited)


                                                                               Smith Partnership
                                                                      --------------------------------------
                                                                                           Pro Forma
                                                                                ---------------------------
                                                                                            Purchase
                                                           Archstone                          Price              Purchase
                      Assets                             Historical (a)   Historical (a)  Adjustments (b)        Value (b)
---------------------------------------------            --------------   -------------   ---------------    ----------------
Real estate.............................................. $ 4,485,329      $ 2,373,595     $ 1,342,261          $ 3,715,856
Less accumulated depreciation............................     381,487          292,123        (292,123)                  --
                                                          -----------      -----------     -----------          -----------
                                                            4,103,842        2,081,472       1,634,384  (c)       3,715,856
Investment in and advances to unconsolidated
    property service businesses..........................          --          116,111          11,689  (f)         127,800
Investment in and advances to unconsolidated real
    estate entities......................................     263,565           55,756         (17,700) (g)          38,056
                                                          -----------      -----------     -----------          -----------
        Net investments..................................   4,367,407        2,253,339       1,628,373            3,881,712
Cash and cash equivalents................................      33,908               --              --                   --
Restricted cash in tax-deferred exchange escrow..........     125,201               --              --                   --
Other assets.............................................     199,013           67,045         (32,895) (e)          34,150
                                                          -----------      -----------     -----------          -----------
        Total assets..................................... $ 4,725,529      $ 2,320,384     $ 1,595,478          $ 3,915,862
                                                          ===========      ===========     ===========          ===========
          Liabilities and Unitholders' Equity
---------------------------------------------
Liabilities:
    Unsecured credit facilities.......................... $        --      $   150,000     $    50,000  (h)     $   200,000
    Long-term unsecured debt.............................   1,393,700               --              --                   --
    Mortgages payable....................................     902,813        1,237,168         148,498  (h)       1,385,666
    Accounts payable, accrued expenses and
      other liabilities..................................     145,176           62,097          68,363  (d)         130,460
                                                          -----------      -----------     -----------          -----------
        Total liabilities................................   2,441,689        1,449,265         266,861            1,716,126
                                                          -----------      -----------     -----------          -----------
Minority interest:
    Perpetual preferred units............................      73,180               --              --                   --
    Convertible operating partnership units..............      20,150               --              --                   --
                                                          -----------      -----------     -----------          -----------
        Total minority interest..........................      93,330               --              --                   --
                                                          -----------      -----------     -----------          -----------
Other common unitholders' interests, at
    redemption value.....................................          --          666,248         (37,650) (i)         628,598
                                                          -----------      -----------     -----------          -----------
Unitholders' equity:
    Convertible preferred units, at liquidation value....      79,356          146,500          78,967  (m)         225,467
    Cumulative convertible redeemable preferred units,
      at liquidation value...............................      98,948           50,000          (3,471) (m)          46,529
    Common units (148,321 historical and 199,812
      pro forma at September 30, 2001)...................   2,012,206            8,371       1,290,771  (k)       1,299,142

                                                          -----------      -----------     -----------          -----------
        Total unitholders' equity........................   2,190,510          204,871       1,366,267  (j)       1,571,138
                                                           ----------      -----------     -----------          -----------
        Total liabilities and unitholders' equity........   4,725,529      $ 2,320,384     $ 1,595,478          $ 3,915,862
                                                          ===========      ===========     ===========          ===========

                                                                                   Archstone-Smith
                                                                  Merger           Operating Trust
                      Assets                                    Adjustments           Pro Forma
---------------------------------------------                 --------------      -----------------
Real estate.............................................. $              --          $   8,201,185
Less accumulated depreciation............................                --                381,487
                                                                -----------            -----------
                                                                         --              7,819,698
Investment in and advances to unconsolidated
    property service businesses..........................                --                127,800
Investment in and advances to unconsolidated real
    estate entities......................................                --                301,621
                                                                -----------            -----------
        Net investments..................................                --              8,249,119
Cash and cash equivalents................................       $    (3,800) (l)            30,108
Restricted cash in tax-deferred exchange escrow..........                --                125,201
Other assets.............................................                --                233,163
                                                                -----------            -----------
        Total assets.....................................       $    (3,800)           $ 8,637,591
                                                                ===========            ===========
          Liabilities and Unitholders' Equity
---------------------------------------------
Liabilities:
    Unsecured credit facilities..........................       $        --            $   200,000
    Long-term unsecured debt.............................                --              1,393,700
    Mortgages payable....................................                --              2,288,479
    Accounts payable, accrued expenses and
      other liabilities..................................                --                275,636
                                                                -----------            -----------
        Total liabilities................................                --              4,157,815
                                                                -----------            -----------
Minority interest:
    Perpetual preferred units............................                --                 73,180
    Convertible operating partnership units..............                --                 20,150
                                                                -----------            -----------
        Total minority interest..........................                --                 93,330
                                                                -----------            -----------

Other common unitholders' interests, at
    redemption value.....................................                --                628,598
                                                                -----------            -----------
Unitholders' equity:
    Convertible preferred units, at liquidation value....           (78,967) (m)           225,856
    Cumulative convertible redeemable preferred units,
      at liquidation value...............................             3,471  (m)           148,948
    Common units (148,321 historical and 199,812
      pro forma at September 30, 2001)...................            (3,800) (l)         3,383,044
                                                                     (3,471) (m)
                                                                     78,967  (m)
                                                                -----------            -----------
        Total unitholders' equity........................            (3,800)             3,757,848
                                                                -----------            -----------
        Total liabilities and unitholders' equity........       $    (3,800)           $ 8,637,591
                                                                ===========            ===========

     See accompanying notes to pro forma condensed combined balance sheet.

                     ARCHSTONE-SMITH OPERATING TRUST
      PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS FROM OPERATIONS

                     Nine Months Ended September 30, 2001
                    (In thousands, except per unit amounts)
                                  (Unaudited)

                                                                                                         Pro Forma   Archstone-Smith
                                                                      Archstone      Smith Partnership     Merger    Operating Trust
Revenues:                                                             Historical (n)   Historical (n)   Adjustments     Pro Forma
  Rental revenue                                                     $  480,059      $    315,435       $       -    $  795,494
  Income from unconsolidated entities                                     8,169            12,938           2,625 (r)    23,732
  Other income                                                           11,281            12,677               -        23,958
                                                                     ----------      ------------       ---------    ----------
                                                                        499,509           341,050           2,625       843,184
                                                                     ----------      ------------       ---------    ----------
Expenses:
  Rental expenses                                                       114,465            94,610               -       209,075
  Real estate taxes                                                      40,980            26,842               -        67,822
  Depreciation on real estate investments                                90,733            38,520          17,689 (p)   146,942
  Interest expense                                                       98,980            67,007          (9,698)(q)   156,289
  General and administrative expenses                                    18,495             9,212               - (s)    27,707
  Provision for possible loss on investments                             12,319               772               -        13,091
  Other expenses                                                          3,557            15,276               -        18,833
                                                                     ----------      ------------       ---------    ----------
                                                                        379,529           252,239           7,991       639,759
                                                                     ----------      ------------       ---------    ----------

Earnings from operations
  Less:                                                                 119,980            88,811          (5,366)      203,425
       Minority interest-perpetual preferred units                        4,702                 -               -         4,702
       Minority interest-convertible operating partnership units          1,167                 -               -         1,167
  Plus:  gains on dispositions of depreciated real estate, net           80,288            31,847               -       112,135
                                                                     ----------      ------------       ---------    ----------
Net earnings from continuing operations before extraordinary items      194,399           120,658          (5,366)      309,691
  Less:  preferred unit distributions                                    15,124            14,383               -        29,507
                                                                     ----------      ------------       ---------    ----------
Net earnings from continuing operations before extraordinary items
  attributable to common units - basic                               $  179,275      $    106,275       $  (5,366)   $  280,184
                                                                     ==========      ============       =========    ==========
Weighted average common units outstanding - basic (t)                   121,527                                         194,254
                                                                     ----------                                      ----------
Weighted average common units outstanding - diluted (t)                 127,279                                         214,050

Net earnings from continuing operations before extraordinary items per common unit:
  Basic (t)                                                          $     1.48                                      $     1.44
                                                                     ==========                                      ==========
  Diluted (t)                                                        $     1.46                                      $     1.39
                                                                     ==========                                      ==========

     See accompanying notes to pro forma condensed combined statements of earnings from operations.

                        ARCHSTONE-SMITH OPERATING TRUST
      PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS FROM OPERATIONS

                         Year Ended December 31, 2000
                    (In thousands, except per unit amounts)
                                  (Unaudited)

                                                                                                           Smith Partnership
                                                                                          ------------------------------------------
                                                                             Archstone                          Acquisitions/
                                                                          Historical (n)   Historical (n)       Dispositions(o)
                                                                          --------------  ---------------  -------------------------
Revenues:
  Rental revenue......................................................... $  688,544      $    383,233     $         10,737
  Income from unconsolidated entities....................................      2,575            10,838                    -
  Other income...........................................................     32,115               345                    -
                                                                          ----------      ------------     ----------------
                                                                             723,234           394,416               10,737
                                                                          ----------      ------------     ----------------
Expenses:
  Rental expenses........................................................    166,800           113,786                4,697
  Real estate taxes......................................................     58,808            33,010                  902
  Depreciation on real estate investments................................    143,694            44,778                1,462
  Interest expense.......................................................    145,173            78,371                5,608
  General and administrative expenses....................................     23,157            10,155                    -
  Provision for possible loss on investments.............................      5,200                 -                    -
  Other expenses.........................................................      3,936             1,135                    -
                                                                          ----------      ------------     ----------------
                                                                             546,768           281,235               12,669
                                                                          ----------      ------------     ----------------
Earnings from operations.................................................    176,466           113,181               (1,932)
  Less:
        Minority interest-perpetual preferred units......................      5,915                 -                    -
         Minority interest-convertible operating partnership units.......      1,326                 -                    -
  Plus:  gains on dispositions of depreciated real estate, net...........     93,071            66,067                    -
                                                                          ----------      ------------     ----------------
Net earnings (loss) from continuing operations before extraordinary items    262,296           179,248               (1,932)
  Less:  preferred unit distributions....................................     25,340            23,903                    -
                                                                          ----------      ------------     ----------------
Net earnings (loss) from continuing operations before extraordinary
  items attributable to common units - basic............................. $  236,956      $    155,345     $         (1,932)
                                                                          ==========      ============     ================
Weighted average common units outstanding - basic (t)....................    131,874
                                                                          ----------
Weighted average common units outstanding - diluted (t)..................    137,730
                                                                          ----------
Net earnings from continuing operations before extraordinary items per common unit:
  Basic (t).............................................................. $     1.80
                                                                          ==========
  Diluted (t)............................................................ $     1.78
                                                                          ==========
                                                                                  -----------
                                                                                                  Pro Forma    Archstone-Smith
                                                                                  Pre Merger       Merger         Operating
                                                                                  Pro Forma      Adjustments      Pro Forma
                                                                                  ----------     -----------   ---------------
Revenues:
  Rental revenue..............................................................  $   393,970    $        -      $   1,082,514
  Income from unconsolidated entities.........................................       10,838         3,500(r)          16,913
  Other income................................................................          345             -             32,460
                                                                                -----------    ----------      -------------
                                                                                    405,153         3,500          1,131,887
Expenses:
  Rental expenses.............................................................      118,483             -            285,283
  Real estate taxes...........................................................       33,912             -             92,720
  Depreciation on real estate investments.....................................       46,240        28,706 (p)        218,640
  Interest expense............................................................       83,979       (13,082)(q)        216,070
  General and administrative expenses.........................................       10,155             - (s)         33,312
  Provision for possible loss on investments..................................            -             -              5,200
  Other expenses..............................................................        1,135             -              5,071
                                                                               ------------    ----------      -------------
                                                                                    293,904        15,624            856,296
                                                                               ------------    ----------      -------------
Earnings from operations......................................................      111,249       (12,124)           275,591
  Less:
        Minority interest-perpetual preferred units...........................            -             -              5,915
         Minority interest-convertible operating partnership units............            -             -              1,326
  Plus:  gains on dispositions of depreciated real estate, net................       66,067             -            159,138
                                                                               ------------    ----------      -------------
Net earnings (loss) from continuing operations before extraordinary item......      177,316       (12,124)           427,488
  Less:  preferred unit distributions.........................................       23,903             -             49,243
                                                                               ------------    ----------      -------------
Net earnings (loss) from continuing operations before extraordinary
  items attributable to common units - basic.................................. $    153,413    $  (12,124)     $     378,245
                                                                               ============    ==========      =============
Weighted average common units outstanding - basic (t).........................                                       200,993
                                                                                                               =============
Weighted average common units outstanding - diluted (t).......................                                       222,333
                                                                                                               =============
Net earnings from continuing operations before extraordinary items per common unit:
  Basic (t)...................................................................                                 $       1.88
                                                                                                               ============
  Diluted (t).................................................................                                 $       1.83
                                                                                                               ============

See accompanying notes to pro forma condensed combined statements of earnings from operations.

                        ARCHSTONE-SMITH OPERATING TRUST

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                  (Unaudited)
            (In thousands, except per unit amounts and percentages)

(a) Reflects condensed historical balance sheet as of September 30, 2001. Certain reclassifications have been made to Smith Partnership's balance sheet to conform to Archstone's presentation. The equity section of the Archstone historical balance sheet has been recast to reflect its conversion from a real estate investment trust to an operating trust structure.

(b) Represents adjustments to record the partnership merger between Archstone and Smith Partnership based upon the assumed purchase price of $3.8 billion and application of the purchase method of accounting. The assumed purchase price was based in part upon a market value of $24.64 for each Archstone common share or share equivalent assumed to be issued, as shown in notes
     (i) and (j). The $24.64 share price was based on the average closing price of Archstone's common shares for the ten-day period ranging from five days prior to and five days after the merger agreement was announced. For accounting purposes, Archstone is treated as the acquiring entity since Archstone's equity is being issued to Smith Partnership's unitholders and Archstone is assuming Smith Partnership's liabilities. Furthermore, we estimate that immediately upon completion of the partnership merger, former holders of Archstone common units have approximately a 56% majority interest in Archstone-Smith Trust, on a fully diluted and as-converted basis. The partnership merger acquisition cost was computed as follows:

     Assumption of Smith Partnership's total liabilities........................................           $1,449,265
     Mark-to-market adjustment on Smith Partnership's debt  (see note (h))......................               85,498
     Borrowings related to advances made to Consolidated Engineering Services
       (see note (f))...........................................................................               50,000
     Liabilities incurred for partnership-merger related costs (see note (d))...................               68,363
     Debt recorded in consolidation of a real estate joint venture (see note (h))...............               63,000
                                                                                                           ----------
     Estimated fair value of liabilities incurred or assumed....................................            1,716,126
                                                                                                           ----------
     Estimated fair value of other common unitholders' interest assumed (see note (i))..........              628,598
                                                                                                           ----------
     Issuance of Archstone-Smith Operating Trust common units (see note (j))....................            1,283,624
     Issuance of Archstone-Smith Operating Trust cumulative convertible redeemable preferred
       units (see note (j)).....................................................................              225,467
     Issuance of Archstone-Smith Operating Trust cumulative redeemable preferred units (see
       note (j))................................................................................               46,529
     Valuation of replacement stock options issued to Smith Residential stock option holders assuming approximately 50% of all option holders chose not to accept the cash offer
       (see note (j))...........................................................................               15,518
                                                                                                           ----------
     Estimated fair value of equity issued                                                                  1,571,138
                                                                                                           ----------
               Total partnership merger acquisition cost........................................           $3,915,862
                                                                                                           ==========

(c) Represents the estimated increase over Smith Partnership's investment in real estate based upon the partnership merger acquisition cost to reflect the allocation to other tangible assets of Smith Partnership being acquired:

Partnership merger acquisition cost (see note (b)).............................................            $ 3,915,862
Adjusted for:
       Historical cost of Smith Partnership's total assets.....................................             (2,320,384)
       Fair value adjustment for certain other assets  (see note (e))..........................                 32,895
       Adjustment to consolidate a real estate joint venture previously accounted for as
        an unconsolidated entity (see note (g))................................................                 25,000
       Adjustment to record net step-up in basis of Consolidated Engineering Services and
        Smith Management Construction (see note (f))...........................................                (11,689)
       Adjustment to record step-up in basis of unconsolidated real estate joint ventures
        (see note (g)).......................................................... ..............                 (7,300)
                                                                                                           -----------
       Adjustment to record step-up in basis of real estate based on assumed purchase price....            $ 1,634,384
                                                                                                           ===========

                        ARCHSTONE-SMITH OPERATING TRUST

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (Continued)

     The stepped-up basis falls within management's range of fair value estimates for Smith Partnership's real estate assets. Management's fair value estimates were based on the application of a range of estimated current market capitalization rates to each community's expected net operating income.

(d) Represents $37,721 in partnership merger-related costs, the assumed $16,042 liability related to the redemption of approximately 50% of the outstanding Smith Residential stock options that will be paid in cash (see calculation below), and the assumption of $14,600 in liabilities incurred in connection with the merger. See note (l) for merger registration cost assumptions.

     The following is a calculation of estimated liabilities incurred for partnership merger-related costs, including costs related to the concurrent reorganization of Archstone into an operating trust (UPREIT) structure:

      Investment advisory fees........................................................................          $16,450
      Mortgage assumption fees........................................................................            3,750
      Employee termination and benefit costs..........................................................            9,350
      Legal, accounting and other fees................................................................            8,171
                                                                                                                -------
           Total merger related liabilities...........................................................           37,721
                                                                                                                -------

      Accrued liabilities incurred in connection with the merger......................................           14,600

      Payment to Smith Residential stock option holders to redeem  Smith Residential
          Stock options at the fixed offer price of $49.48 each, less the weighted average exercise price of $37.55 per option assuming approximately 50% of all option holders
          chose to accept the cash offer...............................................................          16,042
                                                                                                                -------
             Liabilities incurred for partnership-merger related costs.................................         $68,363
                                                                                                                =======

(e) Represents the elimination of Smith Partnership's unamortized deferred loan and lease costs of $18,710 and the fair value adjustment of $14,185 related to certain other assets acquired in the merger.

(f) Represents the net fair value adjustment for Consolidated Engineering Services ("CES") after reflecting a $50,000 advance of funds to CES to repay third party debt, which occurred in connection with the merger, plus a fair value adjustment for CES and Smith Management Construction ("SMC"). The fair values for CES and SMC were estimated by applying a multiple to earnings before interest, taxes, depreciation and amortization.

(g) Represents the $25,000 adjustment to consolidate a real estate partnership previously accounted for as an unconsolidated entity, offset by the $7,300 fair value adjustment of certain real estate joint ventures.

     As the investment in the real estate partnership was made in 2001, the consolidation of the partnersip has no impact on 2000 earnings. As the revenue and expenses from the property are insignificant to the statement of earnings for the nine-month period ended September 30, 2001, and since there is no net earnings impact, net income from the partnership is classified as other income for this pro forma presentation.

(h) Represents the $85,498 adjustment necessary to reflect Smith Partnership's mortgages payable at their estimated market values, using effective interest rates currently available for debt obligations with similar terms and features, and recording $63,000 in mortgages payable in connection with the consolidation of a real estate joint venture previously accounted for as an unconsolidated entity. Additionally, the company borrowed $50,000 on its credit facilities in connection with the advance made to CES (see note
     (f)).

(i) Represents adjustment to reflect Smith Partnership's other common unitholders' interest at estimated fair value assuming a market value of $24.64 for each share redeemable for an Archstone common unit. The $24.64 share price is based on the average closing price of Archstone's common shares for the ten day period ranging from five days prior to and five days after the partnership merger agreement was announced.

                       ARCHSTONE-SMITH OPERATING TRUST

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (Continued)

         Issuance of 25,511 Archstone Class A-1 common units (redeemable for Archstone-Smith common shares)
           in exchange for 12,917 Smith Partnership Class A common units (redeemable for Smith Partnership
           common units) based on the 1.975:1 exchange ratio....................................................   $ 628,598
         Less: Smith Partnership's other common unitholders' interests at historical cost.......................    (666,248)
                                                                                                                   ---------
         Adjustment to reflect Smith Partnership's other common unitholders' interests at redemption value......   $ (37,650)
                                                                                                                   =========

(j) Represents adjustments to record the exchange of Archstone-Smith Operating Trust units for Smith Partnership units at fair value, assuming a market value of $24.64 for each Archstone-Smith Operating Trust common unit. The $24.64 share price is based on the average closing price of Archstone's common shares for the ten day period ranging from five days prior to and five days after the merger agreement was announced.

       Issuance of 52,095 Archstone-Smith Operating Trust common units in exchange for 26,377 Smith
         Partnership common units based on the 1.975:1 fixed exchange rate..............................       $1,283,624
                                                                                                               ----------
       Issuance of 2,640 Archstone-Smith Operating Trust Series H cumulative convertible redeemable preferred units (1.975:1 conversion rate) in exchange for 2,640 Smith Partnership Series A
         cumulative convertible redeemable preferred units (1:1 conversion rate)........................          128,494
       Issuance of 685 Archstone-Smith Operating Trust Series J cumulative convertible redeemable preferred units (1.975:1 conversion rate) in exchange for 685 Smith Partnership Series E
         cumulative convertible redeemable preferred units (1:1 conversion rate).........................          33,333
       Issuance of 667 Archstone-Smith Operating Trust Series K cumulative convertible redeemable preferred units (1.975:1 conversion rate) in exchange for 667 Smith Partnership Series F
         cumulative convertible redeemable preferred units (1:1 conversion rate).........................          32,444
       Issuance of 641 Archstone-Smith Operating Trust Series L cumulative convertible redeemable preferred units (1.975:1 conversion rate) in exchange for 641 Smith Partnership Series G
         cumulative convertible redeemable preferred units (1:1 conversion rate).........................          31,196
                                                                                                               ----------
          Total cumulative convertible redeemable preferred units at estimated fair value................         225,467
                                                                                                               ----------

       Issuance of 0.5 of one Archstone-Smith Operating Trust Series I cumulative redeemable preferred unit in exchange for 0.5 of one unit of Smith Partnership Series C cumulative redeemable  preferred units (annual dividend 7.91%, par value per share $100,000, face value
         $50,000) at estimated fair value based on the current public market preferred share annual
         divided yield of 8.5%...........................................................................          46,529
       Valuation of Smith Residential stock options assuming approximately 50% of all option holders               15,518
         chose not to accept the cash offer.  All Smith Residential options become fully vested as a result of the merger. The option value of  $9.18 was calculated using the Black-Scholes valuation model and the following assumptions: (1) risk-free interest rate 3.77%; (2)
         dividend yield 6.30%; (3) volatility 17.0%; and (4) expected option life 3 years................       1,571,138
                                                                                                               ----------
       Total estimated fair value of common and preferred units issued to Smith Partnership unitholders.....................................................................................
       Less: Smith Partnership's unitholders' equity at historical cost..................................        (204,871)
                                                                                                               ----------
       Adjustment to reflect Smith Partnership's unitholders' equity at estimated fair value.............      $1,366,267
                                                                                                               ==========

                                      10

                        ARCHSTONE-SMITH OPERATING TRUST

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (Continued)

(k) Represents the adjustments necessary to record common units at estimated fair value:

     Issuance of 52,095 Archstone-Smith Operating Trust common units in exchange for 26,377 Smith
        Partnership common units (see note (j)).....................................................             $1,283,624
     Valuation of Smith Residential stock options assuming 50% of all option holders chose not to
        accept the cash offer (see note (j))........................................................                 15,518
     Less: Smith Partnership's historical common units..............................................                 (8,371)
                                                                                                                 ----------
     Adjustment to reflect Smith Partnership's common units at estimated fair value.................             $1,290,771
                                                                                                                 ==========

(l) Represents a $3,800 charge to additional paid-in capital for the estimated partnership merger registration costs.

(m) Represents the adjustment necessary to allocate the estimated market value in excess of the liquidation preference on Smith Partnership's preferred units to unitholders' equity as follows:

                                                                                                                     Amount to be
                                                                   Estimated Market                                  Allocated to
                                                                        Value                   Liquidation          Unitholders'
   New Preferred Units Series (after exchange)                      (see note (j))                 Value                Equity
----------------------------------------------------               ---------------             ------------         --------------
Archstone-Smith Operating Trust Series H cumulative
 convertible redeemable preferred units......................              $128,494              $ 71,500                $56,994
Archstone-Smith Operating Trust Series J cumulative
 convertible redeemable preferred units......................                33,333                25,000                  8,333
Archstone-Smith Operating Trust Series K cumulative
 convertible redeemable preferred units......................                32,444                25,000                  7,444
Archstone-Smith Operating Trust Series L cumulative
 convertible redeemable preferred units......................                31,196                25,000                  6,196
                                                                        -----------              --------                -------
  Subtotal...................................................               225,467               146,500                 78,967
Archstone-Smith Operating Trust Series I cumulative
 redeemable preferred units..................................                46,529                50,000                 (3,471)
                                                                        -----------              --------                -------
  Total......................................................           $   271,996              $196,500                $75,496
                                                                        ===========              ========                =======

                      ARCHSTONE -- SMITH OPERATING TRUST

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (Continued)

          Listed below is a combined summary of Archstone-Smith Operating Trust's preferred units as of September 30, 2001. The preferred unitholders are entitled to receive, when and as authorized by Archstone-Smith Operating Trust, cumulative preferential cash distributions. Archstone-Smith Operating Trust may redeem the preferred units at certain dates in whole or in part at a cash redemption price equal to the redemption preference plus all accrued unpaid dividends to the date fixed for redemption:

                                                                                                             Archstone-Smith
                                                                    Quarterly                               Operating Trust's
                             Liquidation                           Distribution                                 Voluntary
                              Preference           Balance            Amount           Distribution             Redemption
         Series                Per Unit          Outstanding         Per Unit            Frequency                 Date
--------------------------  --------------     ---------------    --------------    ------------------    ----------------------
Series A/(1)/...........    $        25.00     $        79,356          $ 0.55        Quarterly           On or after 11/30/2003
Series C................    $        25.00     $        49,224          $ 0.54        Quarterly           On or after 08/20/2002
Series D................    $        25.00     $        49,724          $ 0.55        Quarterly           On or after 08/06/2004
Series H................    $        27.08     $        71,500              (2)       Quarterly           On or after 05/15/2003
Series I................    $      100,000     $        50,000          $1,915        Quarterly           On or after 02/01/2028
Series J................    $        36.50     $        25,000              (2)       Quarterly           On or after 07/13/2002
Series K................    $        37.50     $        25,000              (3)       Quarterly           On or after 10/01/2004
Series L................    $        39.00     $        25,000              (4)       Quarterly           On or after 11/05/2005

          (1) The Series A preferred units are convertible at any time, at the option of the holder, into a number of Archstone-Smith Operating Trust common units obtained by dividing the aggregate liquidation preference by the conversion price of $18.561, which is equivalent to a conversion rate of 1.3469 common units for each Archstone-Smith Operating Trust Series A preferred unit.
          (2) Cash distributions equal the greater of $2.02 and $3.1025 and per year per unit for Series H and J, respectively, or the dividend on the common units into which these preferred units are convertible.
          (3) Cash distributions equal to the greater of 8.25% of the $37.50 liquidation preference per year, equivalent to $3.09375 per year per unit, through October 1, 2001, and 8.50% of the liquidation preference, equivalent to $3.1875 per year per unit after October 1, 2001 or the dividend on the common units into which a Series K preferred unit is convertible.
          (4) Cash distributions equal to the greater of 8.25% of the $39.00 liquidation preference per year, equivalent to $3.2175 per year per unit, through November 5, 2001, and 8.50% of the liquidation preference, equivalent to $3.315 per year per unit after November 5, 2001 or the dividend on the common units into which a Series L preferred unit is convertible.

     (n) Reflects condensed historical statement of earnings from continuing operations. Certain reclassifications have been made to Smith Partnership's statement of earnings from operations to conform to Archstone's presentation.

                      ARCHSTONE -- SMITH OPERATING TRUST

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (Continued)

     (o) Reflects the pro forma impact of certain acquisitions and dispositions of operating communities by Smith Partnership during 2000. Smith Partnership's Form 8-K dated October 25, 2000, which is incorporated herein by reference, provides further detail regarding these transactions and the related pro forma adjustments for the six months ended June 30, 2000. One acquisition, Harbour House, was closed on October 25, 2000, subsequent to the period covered by the Form 8-K. The impact of this acquisition for the period from July 1, 2000 to October 25, 2000 is also reflected, as shown below. Note that no adjustments to the accompanying pro forma combined condensed balance sheet as of September 30, 2001 or the pro forma combined condensed statement of earnings from operations for the nine months ended September 30, 2001 were necessary, since each transaction was completed during 2000.

                                                                     Form 8-K                 Harbour House
                                                                      Dated                  July 1, 2000 to
                                                                 October 25, 2000           October 25, 2000             Total
                                                                 ----------------           ----------------           ---------
           Rental revenues....................................   $         6,909            $         3,828            $ 10,737
           Rental expenses....................................            (3,192)                    (1,505)             (4,697)
           Real estate taxes..................................              (495)                      (407)               (902)
           Depreciation on real estate investments............              (933)                      (529)             (1,462)
           Interest expense...................................            (3,392)                    (2,216)             (5,608)
                                                                 ----------------           ----------------           ---------
             Total............................................   $        (1,103)           $          (829)           $ (1,932)
                                                                 ================           ================           =========

     (p) Represents estimated net increase in depreciation of real estate as a result of the step-up in basis to record Smith Partnership's real estate based on the partnership merger acquisition cost:

                                                                                    Buildings,
                                                                                   Improvements
                                                                                  and Furniture,          Properties
                                                                                   Fixtures and              Under
                                                                    Land            Equipment            Construction     Total
                                                                 ----------       --------------         ------------   ----------
           Estimated value based on the partnership
           merger acquisition cost............................   $1,137,051       $   2,466,453          $    112,352   $3,715,856
                                                                 ==========       -------------          ============   ----------

           Depreciable basis..................................          N/A       $   2,466,453                   N/A   $2,466,453

           Pro forma annual depreciation expense based
           on an estimated useful lives  of 5 to 40 years.....                    $      74,946                         $   74,946
           Less: Historical depreciation expense for year
           ended December 31, 2000............................                          (44,778)                           (44,778)
           Proforma adjustment for depreciation expense
           related to Smith Partnership's 2000
           acquisitions/dispositions..........................                           (1,462)                            (1,462)
                                                                                  -------------                         ----------
           Pro forma adjustment to depreciation expense.......                    $      28,706                         $   28,706
                                                                                  =============                         ==========
           Pro forma depreciation expense based on an
           estimated useful lives of 5 to 40 years for the
           nine months ended September 30, 2001...............                    $      56,209                         $   56,209

           Less: Historical depreciation expense for the nine
           months ended September 30, 2001....................                          (38,520)                           (38,520)
                                                                                  -------------                         ----------
           Pro forma adjustment to depreciation expense.......                    $      17,689                         $   17,689
                                                                                  =============                         ==========

                      ARCHSTONE -- SMITH OPERATING TRUST

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (Continued)

     (q)  Represents the following pro forma interest expense adjustments:

                                                                                               Nine Months
                                                                                                  Ended              Year Ended
                                                                                               September 30,        December 31,
                                                                                                   2001                 2000
                                                                                              --------------        ------------
           Decreases to interest expense:
            Reversal of Smith Partnership's historical loan cost amortization due to
             the elimination of deferred loan costs.........................................  $      (1,386)        $    (2,000)
            Amortization of $85.5 million mark-to-market adjustment made to
             Smith Partnership's debt (see note (h))........................................         (8,312)            (11,082)
                                                                                              --------------        ------------
                Net decrease in interest expense............................................  $      (9,698)        $   (13,082)
                                                                                              ==============        ============

     (r) Represents the increased income from unconsolidated entities resulting from the reduction in CES' interest expense. The decrease in interest expense is due to the payoff of $50,000 of third party debt at a higher interest rate that the $50,000 advanced by the Operating Trust. (see note (f)).

     (s) Management has estimated that there will be a reduction of over 50% of Smith Partnership's general and administrative expenses as a result of the partnership merger on a pro forma basis for the nine months ended September 30, 2001 and the year ended December 31, 2000. The general and administrative expense savings have not been included in the pro forma condensed combined statements of earnings from operations as there can be no assurance that such costs savings will be realized.

                      ARCHSTONE -- SMITH OPERATING TRUST

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (Continued)

     (t) A reconciliation of the numerator and denominator used to compute basic earnings per common unit and the numerator and denominator used to compute diluted earnings per common unit is as follows for the periods indicated:

                                                                                                                   Archstone-Smith
                                                                                            Archstone              Operating Trust
                              Nine Months Ended September 30, 2001                          Historical                Pro Forma
         -----------------------------------------------------------------------------      ----------             ---------------
          Net earnings from continuing operations attributable to common units - basic....  $  179,275             $       280,184
           Distributions on convertible preferred units...................................       5,316                      16,799
           Minority interest - convertible operating partnership units....................       1,167                       1,167
                                                                                            ----------             ---------------
          Net earnings from continuing operations attributable to common units -
           diluted........................................................................  $  185,758             $       298,150
                                                                                            ==========             ===============

          Weighted average common units outstanding - basic (see pro forma
           calculations on next page).....................................................     121,527                     194,254
           Assumed conversion of convertible preferred units..............................       4,336                      17,007
           Assumed conversion of convertible operating partnership units..................         949                         949
           Assumed exercise of options....................................................         467                       1,840
                                                                                            ----------             ---------------
          Weighted average common units outstanding - diluted.............................     127,279                     214,050
                                                                                            ==========             ===============

          Net earnings from continuing operations per common unit:
           Basic..........................................................................  $     1.48             $          1.44
                                                                                            ==========             ===============
           Diluted........................................................................  $     1.46             $          1.39
                                                                                            ==========             ===============

                                                                                                                   Archstone-Smith
                                                                                            Archstone              Operating Trust
                                 Year Ended December 31, 2000                               Historical                Pro Forma
         -----------------------------------------------------------------------------      ----------             ---------------
          Net earnings from continuing operations before extraordinary items
           attributable to common units - basic...........................................  $  236,956             $       378,245
           Distributions on convertible preferred units...................................       7,254                      27,202
           Minority interest - convertible operating partnership units....................       1,326                       1,326
                                                                                            ----------             ---------------
          Net earnings from continuing operations before extraordinary items
           attributable to common units - diluted.........................................  $  245,536             $       406,773
                                                                                            ==========             ===============

          Weighted average common units outstanding - basic (see pro forma
           calculations on next page).....................................................     131,874                     200,993
           Assumed conversion of convertible preferred units..............................       4,721                      19,006
           Assumed conversion of convertible operating partnership units..................         876                         876
           Assumed exercise of options....................................................         259                       1,458
                                                                                            ----------             ---------------
          Weighted average common units outstanding - diluted.............................     137,730                     222,333
                                                                                            ==========             ===============

          Net earnings from continuing operations before extraordinary items per common unit:
           Basic..........................................................................  $     1.80             $          1.88
                                                                                            ==========             ===============
           Diluted........................................................................  $     1.78             $          1.83
                                                                                            ==========             ===============

                      ARCHSTONE -- SMITH OPERATING TRUST

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (Continued)

     The weighted average common units outstanding - basic include units held by Archstone-Smith and other unitholders in the operating trust as follows:

                                                                                          Nine Months
                                                                                             Ended              Year Ended
                                                                                         September 30,         December 31,
                                                                                              2001                 2000
                                                                                         -------------         ------------
           Weighted average number of Smith Partnership units.........................          36,824               34,997
                                                                                         =============         ============
           Weighted average number of Archstone-Smith Operating Trust common units to be issued after assumed conversion at the
              exchange ratio of 1.975.................................................          72,727               69,119
           Weighted average number of Archstone common units..........................         121,527              131,874
                                                                                         -------------         ------------
           Pro forma weighted average Archstone-Smith Operating Trust
              common units outstanding - basic........................................         194,524              200,993
                                                                                         =============         ============

     (u) The following table summarizes the ratio of earnings to fixed changes for each period presented:

                                                   Nine Months Ended September 30, 2001         Year Ended December 31, 2000
                                                   ------------------------------------      -----------------------------------
                                                                       Archstone-Smith                          Archstone-Smith
                                                    Archstone          Operating Trust        Archstone         Operating Trust
                                                    Historical            Pro Forma           Historical           Pro Forma
                                                   ------------       -----------------      ------------      -----------------
Ratio of earnings to fixed charges..............        1.9                  2.1                  1.9                 2.0